UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2014

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on November 10, 2014 (the “Original Form 8-K”) relating to the resignation of Shaygan Kheradpir as Chief Executive Officer and Director of Juniper Networks, Inc. (the “Company”). The purpose of this Amendment is to disclose details relating to an agreement entered into between Mr. Kheradpir and the Company on April 7, 2015 relating to Mr. Kheradpir’s resignation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the Original Form 8-K, on November 10, 2014, the Company announced that Shaygan Kheradpir had resigned as Chief Executive Officer and Director of the Company, that Mr. Kheradpir was obligated to repay a pro-rated amount of a sign-on bonus and relocation assistance, and that the Company would permit such amounts to be repaid within a two year period. On April 7, 2015, the Company and Mr. Kheradpir entered into an agreement (the “Agreement”) in which Mr. Kheradpir confirmed that he would repay by November 9, 2016 a pro-rated amount of a sign-on bonus and relocation assistance in an aggregate amount of $3,019,791. In addition, the Company and Mr. Kheradpir provided the other party with a release of certain claims and an agreement to not disparage the other party.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated April 7, 2015, between Juniper Networks, Inc. and Shaygan Kheradpir

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: April 10, 2015	By:	/s/ Mitchell L. Gaynor
	Name:	Mitchell L. Gaynor
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated April 7, 2015, between Juniper Networks, Inc. and Shaygan Kheradpir